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                                                                   Exhibit 23.7

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Registration Statement on Form S-1 (File No. 333-37271) of Capital Trust of our report dated February 4, 1997 on our audit of the statement of revenues and certain operating expenses for the year ended December 31, 1996. We also consent to the incorporation by reference in this Registration Statement on Form S-1 of Capital Trust of the reference to our firm under the caption "Experts" appearing in the prospectus forming part of the registration statement on Form S-1 (File No. 333-37271) of Capital Trust.

                                          The Professional Associates, P.C.
                                          (f/k/a) Tackman, Pilla, Arnone and
                                           Company, P.C.

Stamford, Connecticut
December 10, 1997